Exhibit 99.1

1.)	TCF Financial Corporation 2011 Second Quarter Investor Presentation

2.)                                  Corporate Profile

At June 30, 2011

•                  $18.8 billion national bank holding company headquartered in Minnesota

•                  31st largest publicly-traded U.S. based bank holding company by asset size

•                  439 bank branches in eight states, 48 branches opened since January 1, 2006

•                  25th largest U.S. branch network

•                  Six campus alliances; 5th largest in campus card banking relationships

•                  894 ATMs available free to TCF customers; 419 off-site

•                  14th largest issuer of Visa® Consumer debit cards

•                  12th largest issuer of Visa Small Business debit cards

•                  13th largest bank-affiliated leasing company in the U.S.

•                  Total equity to total assets of  9.40%

•                  Tangible realized common equity of  8.71% 1

•                  65th consecutive quarter of profitability

Branch Summary

Minnesota	110
Illinois	199
Michigan	55
Colorado	36
Wisconsin	26
Arizona	7
Indiana	5
South Dakota	1
Total	439

Well-Diversified Loan Portfolio
($ millions)

	12/31/00	% of Total	6/30/11	% of Total

Consumer Lending	$5,909	69%	$7,056	48%
Commercial Lending	1,782	21	3,614	25
Leasing	856	10	3,056	21
Inventory Finance	—	—	906	6
Total	$8,547	100%	$14,632	100%

1   See “Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity” slide

3.)                                  What Makes TCF Different

At June 30, 2011

•                  Convenience

TCF banks a large and diverse customer base by offering a host of convenient banking services:

•                  Traditional, supermarket and campus branches open seven days a week

•                  Free debit cards, free coin counting and 894 free ATMs available

•                  TCF Free Online Banking

•                  TCF Free Mobile Banking

•                  Credit Quality

•                  TCF is primarily a secured portfolio lender, emphasizing credit quality over asset growth

•                  Low-cost core deposit funding for diverse national lending platform

•                  Grew core deposits by $3.2 billion since December 31, 2008.  As of June 30, 2011, core deposits carried an average interest rate of .36%

•                  Increased nationally-oriented specialty finance businesses by $1.5 billion, or 59%, since December 31, 2008

4.)                                  What Makes TCF Different

•                  No deficient foreclosure procedures

•                  No mortgage repurchase risk

•                  No non-agency mortgage-backed securities

•                  No option ARM loans

•                  No teaser rate or subprime lending programs

•                  No low-doc/no-doc loans

•                  No Freddie Mac or Fannie Mae preferred stock

•                  No mortgage servicing rights

•                  No off-balance-sheet funding or securitizations

•                  No bank-owned life insurance

5.)                                  The TCF Strategy

•                  Deposits and Fees

•                  Increase deposits through premium offers and customer-friendly products

•                  Introduction of innovative daily negative balance fee product

•                  Carefully analyze various debit card interchange mitigation strategies

•                  Asset Growth and Diversification

•                  Continue to grow the specialty finance businesses by taking advantage of marketplace opportunities

•                  Move asset portfolio mix toward a more equal diversification between consumer mortgages, commercial and specialty finance

•                  Credit Quality

•                  Credit culture produces relatively low credit costs

•                  Improve upon encouraging 2011 overall credit trends

6.)                                  Diversified Revenue Base

At June 30, 2011

Good Revenue Growth
($ millions)

	12/07	12/08	12/09	12/10	6/11 [1]

Net Interest Income	$550	$594	$633	$699	$350
Non-interest Income	542	498	526	538	229
Total	$1,092	$1,092	$1,159	$1,237	$579

Strong Net Interest Margin
(Percent)

	2007	2008	2009	2010	2011
TCF, 4.02%
First Quarter	4.00%	3.84%	3.66%	4.21%	4.06%
Second Quarter	4.02	4.00	3.80	4.19	4.02
Third Quarter	3.90	3.97	3.92	4.14
Fourth Quarter	3.83	3.84	4.08	4.05

KBW Regional Banking
Index Median, 3.75% [2]
First Quarter	3.66%	3.61%	3.49%	3.71%	3.75%
Second Quarter	3.69	3.64	3.57	3.73
Third Quarter	3.68	3.64	3.64	3.78
Fourth Quarter	3.69	3.65	3.68	3.69

Strong Mix of Fee Revenues 1
($ millions)

	6/11	% of Total

Banking Fees and Service Charges	$110	48%
Card Revenue	55	24
Specialty Finance	50	22
ATM Revenue and Other	13	6
Total	$228	100%

1-Year Interest Rate GAP

	At 6/30/10	At 6/30/11
Asset (Liability) Sensitive	.6%	6.1%

1   Year-to-date

2   QTD March 31, 2011

7.)                 Credit Trends
($ millions)

	9/09	12/09	3/10	6/10	9/10	12/10	3/11	6/11

Non-Performing Assets	$363	$402	$407	$448	$506	$486	$461	$458
Over 60-day Delinquencies [1]	$110	$95	$114	$121	$107	$109	$97	$101
Net Charge-Offs	$53	$49	$45	$48	$58	$65	$56	$44

1   Excludes acquired portfolios

8.)                 Allowance for Loan & Lease Losses
($ millions)

	12/07	12/08	12/09	12/10	6/11

Allowance for Loan & Lease Losses	$80.9	$172.4	$244.5	$265.8	$255.5
Net Charge-Offs	.29%	.78%	1.34%	1.47%	1.35%	[1]

Allowance as a % of period end loans & leases:	.65%	1.29%	1.68%	1.80%	1.75%
Ratio of allowance to net charge-offs:	2.3X	1.7X	1.3X	1.2X	1.3X	[1]

1   Annualized

9.)                 Capital Ratios - Holding Company
($ millions)

	12/07	12/08	12/09	12/10	6/11

Total Tier 1 Common Capital	$964	$999	$1,042	$1,352	$1,629
Total Tier 1 Common Capital Ratio [1]	8.28%	8.05%	7.65%	9.71%	11.79%

At June 30, 2011

•      Other Capital Ratios

•      Total equity to total assets — 9.40%

•      Tangible realized common equity — 8.71% 2

•      Total risk-based capital — 14.83%

•      Tangible realized common equity has increased nine consecutive quarters

1   See “Reconciliation of GAAP to Non-GAAP Measures - Total Tier 1 Common Capital Ratio” slide

2   See “Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity” slide

10.)                           Strong Deposit Franchise
Quarterly Average Balances
($ millions)

	12/07	12/08	12/09	12/10	6/11

Checking	$3,981	$3,914	$4,116	$4,359	$4,571
Savings	2,596	2,861	5,231	5,412	5,628
Money Market	598	625	672	644	649
Certificates of Deposit (CDs)	2,307	2,449	1,367	1,040	1,092
Total	$9,482	$9,849	$11,386	$11,455	$11,940

Average Rate [1]:	2.29%	1.51%	.74%	.46%	.38%

CDs as a % of total deposits:	24.3%	24.9%	12.0%	9.1%	9.1%

1   Quarter-to-date (annualized)

11.)              Total New Checking Accounts

		Retail focus on new low-cost, active, revenue-producing checking accounts

	6/10	9/10	12/10	3/11	6/11

Total New Checking Accounts	114,654	100,366	71,225	97,459	120,281
Deposit Account Premium Expense ($ millions)	$5.5	$3.3	$1.7	$3.2	$6.2

12.)              Industry Leader in Retail Checking
Product Development

                    Bold and Forward Thinking

•      Among the first to introduce Free Checking in 1986

•      Leader in debit card innovations

•      Solid opt-in results due to proactive customer education

•      Announced checking product enhancement initiative in January 2011

•      Removed minimum balance fee requirement

•      Monthly maintenance fee waived for meeting account activity requirements

•      Launched TCF Free Mobile Banking

•      Pilot of new checking account program in Michigan began in March 2011

•      A single daily fee is assessed when a customer’s end of day account balance is negative

•      Improved customer experience through program simplification and transparency

•      Plan to implement in all markets during the fourth quarter of 2011

13.)                           Wholesale Loan Growth 10%*
($ millions)

	Diverse Products and Geographies

	12/07	12/08	12/09	12/10	6/11

Commercial Lending	$3,116	$3,491	$3,719	$3,646	$3,614
Leasing and Equipment Finance	2,104	2,486	3,071	3,155	3,056
Inventory Finance	—	5	469	792	906
Total	$5,220	$5,982	$7,259	$7,593	$7,576

*   Five-year compound annual growth rate

14.)                           Leasing & Equipment Finance 1
($ millions)

	12/07	12/08	12/09	12/10	6/11

Leasing and Equipment Finance	$2,175	$2,545	$3,177	$3,232	$3,122

At June 30, 2011

•      13th largest bank-affiliated leasing company and 28th largest equipment finance/leasing company in the U.S.

•      Diverse equipment types

•                  21% specialty vehicles, 16% manufacturing, 14% medical, 11% construction

•      6.06% average yield

•      2011 year-to-date originations are up 12.9% from same 2010 period

•      Government stimulus of 100% year-one depreciation creates volume and spread opportunities

•      Over 60-day delinquency rate .09% 2

• Net charge-offs:	2011	2010	2009
	.41% [3]	1.00%	.97%

•      Uninstalled backlog of $420.6 million

•      Unguaranteed residuals of only $105.6 million, or 5.1% of leases

1   Includes operating leases ($66.4 million at June 30, 2011)

2   Excludes non-accrual loans and leases and acquired portfolios

3   Annualized

15.)                           TCF Inventory Finance
($ millions)

	Strong Traction in Multiple
	Origination Segments

	12/08	12/09	12/10	6/11

Lawn & Garden	$—	$347	$442	$590
PowerSports & Other	—	—	221	193
Electronics & Appliances	4	122	129	123
Total	$4	$469	$792	$906

At June 30, 2011

•      Inventory floorplan finance business with a focus on lawn and garden products, consumer electronics and appliances, power sports, and recreation vehicles

•      Experienced and seasoned management

•      Operates in the U.S. and Canada

•      262 employees

•      100% variable rate receivables

•      Average yield 7.11%

• Net charge-offs:	2011	2010
	.12% [1]	.17%

•      Credit support from equipment manufacturers

•      Credit risk spread across more than 9,000 active dealers

1   Annualized

16.)                           Commercial Lending
($ millions)

	Secured Lending Philosophy

	12/07	12/08	12/09	12/10	6/11

Commercial Real Estate	$2,558	$2,984	$3,269	$3,328	$3,310
Commercial Business	558	507	450	318	304
Total	$3,116	$3,491	$3,719	$3,646	$3,614

At June 30, 2011

•      Commercial real estate — $3.3 billion

•      26% retail services

•      25% apartment loans

•      18% office buildings

•      13% industrial buildings

•      7% hotels and motels

•      Commercial business — $304 million

•      Commercial highlights

•      5.52% average yield

•      85% fixed-rate, 15% variable-rate

•      Over 60-day delinquency rate .18% 1

• Net charge-offs:	2011	2010	2009
	1.13% [2]	1.31%	1.24%

•      Approximately 99% of all commercial loans secured

•      CRE location mix: 92% TCF banking markets, 8% other

1   Excludes non-accrual loans

2   Annualized

17.)                           Wholesale Banking 1 Credit Quality

($ millions)

	12/10	3/11	6/11
Performing loans and leases:
Non-classified	$6,950	$7,061	$6,959
Classified [2]	396	446	413
Subtotal performing	7,346	7,507	7,372
60+ days delinquent and accruing [3]	20	12	6
Accruing TDRs	49	17	27
Non-accrual loans and leases	178	164	171
Total loans and leases	$7,593	$7,700	$7,576
Net charge-offs	$27	$21	$6

1   Includes commercial banking and specialty finance

2   Excludes classified loans and leases that are 60+ days delinquent and accruing or accruing TDRs

3   Excludes accruing TDRs that are 60+ days delinquent

18.)                           Consumer Real Estate

($ millions)

	12/07	12/08	12/09	12/10	6/11

Fixed-rate	$5,481	$5,487	$5,332	$4,793	$4,626
Variable-rate	1,570	1,815	1,949	2,363	2,392
Total	$7,051	$7,302	$7,281	$7,156	$7,018
Balances of Loans Originated Since 1/1/09		$—	$857	$1,442	$1,640

At June 30, 2011

•                  74% first mortgage lien positions, average loan amount of $122,611

•                  26% junior lien positions, average loan amount of $40,527

•                  66% fixed-rate, 34% variable-rate

•                  Average home value of $256,189 1

•                  Yields: 6.12% fixed-rate, 5.17% variable-rate

•                  Over 60-day delinquency rate of 1.34% 2

• Net charge-offs:	2011	2010	2009
	2.04% [3]	1.80%	1.46%

•                  Average FICO score of the retail lending operation:

At origination - 726

Updated 2Q11 - 727

•                  82% of retail lending loans have never been delinquent

•                  23% of loan balance has been originated since January 1, 2009, with 2011 net charge-offs of .10% 3

1   Based on value at origination

2   Excludes non-accrual loans

3   Annualized

19.)                           Consumer Credit Quality

($ millions)

	12/10	3/11	6/11
Performing loans	$6,613	$6,533	$6,492
60+ days delinquent and accruing [1]	77	67	69
Accruing TDRs	337	342	344
Non-accrual loans and leases	168	155	151
Total loans	$7,195	$7,097	$7,056
Net charge-offs	$38	$35	$37

1   Excludes accruing TDRs that are 60+ days delinquent and accruing

20.)                           Consumer Real Estate TDRs

•                  Loans modified to assist customers with their financial hardship by lowering their monthly loan payments

•                  At June 30, 2011, TCF held $343.6 million of modified consumer real estate loans that are considered TDRs and continue to accrue interest, a net increase of $1.6 million, or .5% from March 31, 2011 (lowest quarter-over-quarter growth rate since the program was announced in August 2009)

•                  Reserved for based on present value of expected cash flows - $44.5 million, or 12.9% at June 30, 2011

•                  The over 60-day delinquency rate was 6.8% at June 30, 2011, up slightly from 6.5% at March 31, 2011

21.)                           Loan & Lease Geographic Diversification

($000s)

At Jun. 30, 2011:	Consumer Real Estate and Other	Commercial Real Estate and Commercial Business	Leasing and Equipment Finance	Inventory Finance	Total
Minnesota	$2,777,808	$887,000	$83,106	$21,804	$3,769,718
Illinois	2,147,840	864,317	99,589	29,164	3,140,910
Michigan	980,515	708,907	115,579	25,383	1,830,384
Wisconsin	460,486	588,148	55,082	27,942	1,131,658
Colorado	566,923	140,330	40,322	8,465	756,040
California	4,578	17,833	384,612	19,041	426,064
Texas	2,938	2,595	241,463	48,079	295,075
Florida	5,784	59,552	165,848	41,033	272,217
Ohio	3,223	53,981	131,551	41,801	230,556
Indiana	24,793	104,259	60,708	27,964	217,724
North Carolina	1,176	6,648	105,926	87,498	201,248
New York	4,060	505	164,225	31,533	200,323
Pennsylvania	112	—	135,639	40,215	175,966
Canada	—	—	4,450	164,732	169,182
Arizona	51,580	33,799	67,352	6,506	159,237
Other	23,934	146,521	1,200,426	284,762	1,655,643
Total	$7,055,750	$3,614,395	$3,055,878	$905,922	$14,631,945

22.)                           Non-Accrual Loans & Leases

($ millions)

			Down $23.6 million in 2011

	Consumer	Commercial	Leasing and Equipment Finance	Inventory Finance	Total
Balance at December 31, 2010	$167.5	$142.3	$34.4	$1.1	$345.3
Inflows	58.4	7.6	10.8	3.8	80.6
Outflows	(70.7)	(22.1)	(10.6)	(3.5)	(106.9)
Net Change	(12.3)	(14.5)	.2	.3	(26.3)
Balance at March 31, 2011	$155.2	$127.8	$34.6	$1.4	$319.0
Inflows	58.5	20.9	6.8	.8	87.0
Outflows	(62.8)	(8.3)	(11.7)	(1.5)	(84.3)
Net Change	(4.3)	12.6	(4.9)	(.7)	2.7
Balance at June 30, 2011	$150.9	$140.4	$29.7	$.7	$321.7
Net change since year-end	$(16.6)	$(1.9)	$(4.7)	$(.4)	$(23.6)

23.)                           Summary of Non-Accrual Loans

($ millions)

At June 30, 2011:	Contractual Balance	Charge-offs and Allowance Recorded	Net Exposure	Impairment [1]

Consumer	$202.5	$53.8	$148.7	26.6%
Commercial	199.5	75.7	123.8	37.9
Leasing and equipment finance	29.7	6.1	23.6	20.5
Inventory finance	.6	.1	.5	11.8
Total	$432.3	$135.7	$296.6	31.4

1                   Represents the ratio of charge-offs and allowance recorded to the contractual loan balances prior to non-accrual status

24.)                           Summary of Real Estate Owned

($ millions)

At June 30, 2011:		Contractual Loan Balance Prior to Non-performing Status	Charge-offs and Writedowns Recorded	Other Real Estate Owned Balance	Impairment [1]

Consumer		$141.0	$46.7	$94.3	33.1%
Commercial		63.2	21.0	42.2	33.2
Total		$204.2	$67.7	$136.5	33.1

# of Properties:	6/10	9/10	12/10	3/11	6/11

Consumer	657	740	813	812	801
Commercial	41	33	31	29	29
Total	698	773	844	841	830

1                   Represents the ratio of charge-offs and writedowns recorded to the contractual loan balances prior to non-performing status

25.)                           Real Estate Owned

($ millions)

	Good Activity Levels Related to Sales and a Slowdown of Inflows

	Consumer	Commercial	Total
Balance at December 31, 2010	$90.1	$51.0	$141.1
Inflows	33.1	2.4	35.5 [1]
Outflows	(25.2)	(9.2)	(34.4)
Net Change	7.9	(6.8)	1.1
Balance at March 31, 2011	$98.0	$44.2	$142.2
Inflows	25.8	1.8	27.6 [2]
Outflows	(29.5)	(3.8)	(33.3)
Net Change	(3.7)	(2.0)	(5.7)
Balance at June 30, 2011	$94.3	$42.2	$136.5

1                   Down 20.3% from 4Q10 inflows of $44.5 million

2                   Down 22.1% from 1Q11 inflows of $35.5 million, lowest since 3Q09

26.)                           Well-Positioned for Future Success

•                  Experienced and tenured management team’s bold and innovative approach takes advantage of marketplace opportunities created by the current environment

•                  Current management structure (Wholesale, Retail and Treasury & Support Services) has improved execution, reduced overhead and increased ability to quickly react to the current environment

•                  Strong capital position provides flexibility to grow by taking advantage of bank and/or specialty finance program acquisition opportunities

•                  Ability to take advantage of acquisition opportunities for established loan and lease programs in nationally-oriented specialty finance businesses through funding from TCF’s strong regional low-cost core deposits

27.)                           Cautionary Statement

This presentation and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited to the following:

* Adverse Economic or Business Conditions, Credit and Other Risks.  Deterioration in general economic and banking industry conditions, including defaults, anticipated defaults or rating agency downgrades of sovereign debt (including debt of the United States), or continued  high rates of or increases in unemployment in TCF’s primary banking markets; adverse economic, business and competitive developments such as shrinking interest margins, deposit outflows, deposit account attrition, or an inability to increase the number of deposit accounts; adverse changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan and lease losses dictated by new market conditions or regulatory requirements; interest rate risks resulting from fluctuations in prevailing interest rates or other factors that result in a mismatch between yields earned on TCF’s interest-earning assets and the rates paid on its deposits and borrowings; and foreign currency exchange risks.

* Earnings/Capital Constraints, Liquidity Risks.  Limitations on TCF’s ability to pay dividends or to increase dividends in the future because of financial performance deterioration, regulatory restrictions or limitations; increased deposit insurance premiums, special assessments or other costs related to adverse conditions in the banking industry,  the economic impact on banks of the Dodd-Frank Act, and other regulatory reform legislation; the impact of financial regulatory reform, including the phase out of trust preferred securities in tier 1 capital called for by the Dodd-Frank Act, or additional capital, leverage, liquidity and risk management requirements or changes in the composition of qualifying regulatory capital; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; diminished unsecured borrowing capacity resulting from TCF credit rating downgrades and unfavorable conditions in the credit markets that restrict or limit various funding sources; possible regulatory and other changes to the Federal Home Loan Bank System that may affect TCF’s borrowing capacity; costs associated with new regulatory requirements or interpretive guidance relating to liquidity.

* Legislative and Regulatory Requirements.  New consumer protection and supervisory requirements, including the Dodd-Frank Act’s creation of a new Bureau of Consumer Financial Protection and limits on Federal preemption for state laws that could be applied to national banks; the imposition of requirements with an adverse impact relating to TCF’s lending, loan collection and other business activities as a result of the Dodd-Frank Act, or other legislative or regulatory developments such as mortgage foreclosure moratorium laws or imposition of underwriting or other limitations that impact the ability to use certain variable-rate products; reduction of interchange revenue from debit card transactions resulting from the so-called Durbin Amendment to the  Dodd-Frank Act, which limits debit card interchange fees; impact  of  legislative, regulatory or other changes affecting customer account charges and fee income; changes to bankruptcy laws which would result in the loss of all or part of TCF’s security interest due to collateral value declines (so-called “cramdown” provisions); deficiencies in TCF’s compliance under the (continued)

28.)                           Cautionary Statement (continued)

Bank Secrecy Act in past or future periods, which may result in regulatory enforcement action including monetary penalties; increased health care costs resulting from Federal health care reform legislation; adverse regulatory examinations and resulting enforcement actions or other adverse consequences such as increased capital requirements or higher deposit insurance assessments; heightened regulatory practices, requirements or expectations, including, but not limited to, requirements related to the Bank Secrecy Act and anti-money laundering compliance activity.

* Other Risks Relating to Fee Income. Future effects on fee income following TCF’s implementation of regulatory requirements that prohibit financial institutions from charging overdraft fees on point-of-sale and ATM transactions unless customers opt-in, including customer opt-in preferences which may have an adverse impact on TCF’s fee revenue; and uncertainties relating to future retail deposit account changes such as charging a daily negative balance fee in lieu of per item overdraft fees or other significant changes, including limitations on TCF’s ability to predict customer behavior and the impact on TCF’s fee revenues.

* Litigation Risks.  Results of litigation, including class action litigation concerning TCF’s lending or deposit activities including account servicing processes or fees or charges, or employment practices, and possible increases in indemnification obligations for certain litigation against Visa U.S.A. (“covered litigation”) and potential reductions in card revenues resulting from covered litigation or other litigation against Visa.

* Competitive Conditions; Supermarket Branching Risk.  Reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches.

* Accounting, Audit, Tax and Insurance Matters.  Changes in accounting standards or interpretations of existing  standards;  federal or state monetary, fiscal or tax policies, including adoption of state legislation that would increase state taxes; adverse state or Federal tax assessments or findings in tax audits; lack of or inadequate insurance coverage for claims against TCF.

* Technological and Operational Matters.  Technological, computer-related or operational difficulties or loss or theft of information and the possibility that deposit account losses (fraudulent checks, etc.) may increase.

Investors should consult TCF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K for additional important information about the Company. TCF assumes no obligation to update forward-looking information contained in this release as a result of new information or future events or developments.

29.)                           Reconciliation of GAAP to Non-GAAP Measures - Tangible Realized Common Equity 1

($000s)

June 30, 2011
Computation of total equity to total assets:
Total equity	$1,769,645
Total assets	$18,834,443
Total equity to total assets	9.40%

Computation of tangible realized common equity to tangible assets:
Total equity	$1,769,645
Less: Non-controlling interest in subsidiaries	13,380
Total TCF stockholders’ equity	1,756,265
Less:
Goodwill	152,599
Other intangibles	1,146
Add:
Accumulated other comprehensive loss	23,823
Tangible realized common equity	$1,626,343

Total assets	$18,834,443
Less:
Goodwill	152,599
Other intangibles	1,146
Tangible assets	$18,680,698

Tangible realized common equity to tangible assets	8.71%

1                   In contrast to GAAP-basis measures, tangible realized common equity excludes the effect of goodwill, other intangibles and accumulated other comprehensive income (loss). Management reviews tangible realized common equity as an ongoing measure and has included this information because of current interest in the industry.  The methodology for calculating tangible realized common equity may vary between companies.

30.)                           Reconciliation of GAAP to Non-GAAP Measures - Total Tier 1 Common Capital Ratio 1

($000s)

	Dec. 31, 2007	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2010	June 30, 2011
Total Tier 1 risk-based capital ratio:
Total tier 1 capital	$964,467	$1,461,973	$1,161,750	$1,475,525	$1,757,410
Total risk-weighted assets	$11,648,286	$12,401,467	$13,627,871	$13,929,097	$13,819,938
Total tier 1 risk-based capital ratio	8.28%	11.79%	8.52%	10.59%	12.72%

Computation of tier 1 common capital ratio:
Total tier 1 capital	$964,467	$1,461,973	$1,161,750	$1,475,525	$1,757,410
Less:
Qualifying trust preferred securities	—	115,000	115,000	115,000	115,000
Qualifying non-controlling interest in subsidiaries	—	—	4,393	8,500	13,380
Preferred stock	—	348,437	—	—	—
Total tier 1 common capital	$964,467	$998,536	$1,042,357	$1,352,025	$1,629,030
Total risk-weighted assets	$11,648,286	$12,401,467	$13,627,871	$13,929,097	$13,819,938
Total tier 1 common capital ratio	8.28%	8.05%	7.65%	9.71%	11.79%

1                   In contrast to GAAP-basis measures, the total tier 1 common capital ratio excludes the effect of qualifying trust preferred securities and qualifying non-controlling interest in subsidiaries. Management reviews the total tier 1 common capital ratio as an ongoing measure and has included this information because of current interest in the industry.  The  methodology for calculating total tier 1 common capital may vary between companies.

31.)                           Source References & Footnotes

Slide: Corporate Profile

31st largest publicly-traded U.S. based bank holding company - SNL Financial, LC; 3/31/2011

25th largest branch network - SNL Financial, LC; 2Q11

5th largest in campus card relationships - CR80News; June 2011

14th largest issuer of Visa Consumer - Visa; 1Q11; ranked by sales volume

12th largest issuer of Visa Small Business - Visa; 1Q11; ranked by sales volume

13th largest bank-affiliated leasing company - The Monitor; 2011 Monitor Bank 40

Slide: Diversified Revenue Base

KBW Regional Banking Index net interest margin data - KBW & SNL Financial LC; 3/31/11

Slide: Leasing and Equipment Finance

13th largest bank-affiliated leasing company - The Monitor; 2011 Monitor Bank 40

28th largest equipment finance/leasing company - The Monitor; 2011 Monitor 100